                                AMENDMENT NO. 11

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

      This Amendment dated as of March 31, 2006, amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

      WHEREAS, the parties desire to amend the Agreement to add four portfolios, AIM China Fund, AIM Enhanced Short Bond Fund, AIM International Bond Fund and AIM Japan Fund, to the Agreement;

      NOW, THEREFORE, the parties agree as follows;

      1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

          NAME OF FUND                      EFFECTIVE DATE OF ADVISORY AGREEMENT
          ------------                      ------------------------------------
AIM China Fund                                          March 31, 2006

AIM Developing Markets Fund                           September 1, 2001

AIM Enhanced Bond Fund                                  March 31, 2006

AIM Global Health Care Fund                           September 1, 2001

AIM International Bond Fund                             March 31, 2006

AIM Japan Fund                                          March 31, 2006

AIM Trimark Endeavor Fund                             November 3, 2003

AIM Trimark Fund                                      November 3, 2003

AIM Trimark Small Companies Fund                      November 3, 2003"

                                   "APPENDIX B
                           COMPENSATION TO THE ADVISOR

      The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                                 AIM CHINA FUND
                                 AIM JAPAN FUND

     NET ASSETS                                                      ANNUAL RATE
     ----------                                                      -----------
First $250 million.................................................      0.935%
Next $250 million..................................................       0.91%
Next $500 million..................................................      0.885%
Next $1.5 billion..................................................       0.86%
Next $2.5 billion..................................................      0.835%
Next $2.5 billion..................................................       0.81%
Next $2.5 billion..................................................      0.785%
Over $10 billion...................................................       0.76%

                           AIM DEVELOPING MARKETS FUND

     NET ASSETS                                                      ANNUAL RATE
     ----------                                                      -----------
First $500 million.................................................      0.975%
Next $500 million..................................................       0.95%
Next $500 million..................................................      0.925%
On amounts thereafter..............................................       0.90%

                          AIM ENHANCED SHORT BOND FUND

     NET ASSETS                                                      ANNUAL RATE
     ----------                                                      -----------
First $1 billion...................................................       0.45%
Next $4 billion....................................................      0.425%
Over $5 billion....................................................       0.40%

                           AIM INTERNATIONAL BOND FUND

     NET ASSETS                                                      ANNUAL RATE
     ----------                                                      -----------
First $250 million.................................................       0.65%
Next $250 million..................................................       0.59%
Next $500 million..................................................      0.565%
Next $1.5 billion..................................................       0.54%
Next $2.5 billion..................................................      0.515%
Next $5 billion....................................................       0.49%
Over $10 billion...................................................      0.465%

                           AIM GLOBAL HEALTH CARE FUND

     NET ASSETS                                                      ANNUAL RATE
     ----------                                                      -----------
First $350 million.................................................      0.75%
Next $350 million..................................................      0.65%
Next $1.3 billion..................................................      0.55%
Next $2 billion....................................................      0.45%
Next $2 billion....................................................      0.40%
Next $2 billion....................................................     0.375%
Over $8 billion....................................................      0.35%

                            AIM TRIMARK ENDEAVOR FUND

     NET ASSETS                                                      ANNUAL RATE
     ----------                                                      -----------
First $1 billion...................................................      0.80%
On amounts thereafter..............................................      0.75%

                                AIM TRIMARK FUND
                        AIM TRIMARK SMALL COMPANIES FUND

     NET ASSETS                                                      ANNUAL RATE
     ----------                                                      -----------
First $1 billion...................................................      0.85%
On amounts thereafter..............................................      0.80%"

      2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                             AIM INVESTMENT FUNDS

Attest:                                      By:
        -----------------------------             ----------------------------
           Assistant Secretary                        Robert H. Graham
                                                      President

(SEAL)

                                             A I M ADVISORS, INC.

Attest:                                      By:
        -----------------------------             ----------------------------
           Assistant Secretary                        Mark H. Williamson
                                                      President

(SEAL)